MDU RESOURCES GROUP, INC.
                      List of Subsidiaries

                                              State or Other
                                               Jurisdiction
                                                 in Which
                                               Incorporated

Alaska Basic Industries, Inc.                     Alaska
Anchorage Sand and Gravel Company, Inc.           Alaska
Baldwin Contracting Company, Inc.                 California
Centennial Energy Holdings, Inc.                  Delaware
Centennial Holdings Capital Corp.                 Delaware
Concrete, Inc.                                    California
Connolly-Pacific Co.                              California
DSS Company                                       California
Fidelity  E & P International                     Cayman Islands
Fidelity Exploration & Production Company         Delaware
Fidelity Oil Co.                                  Delaware
Fidelity Oil Holdings, Inc.                       Delaware
Frebco, Inc.                                      Ohio
Hamlin Electric Company                           Colorado
Hap Taylor & Sons, Inc.                           Oregon
Harp Engineering, Inc.                            Montana
Harp Line Constructors Co.                        Montana
High Line Equipment, Inc.                         Delaware
ILB Hawaii, Inc.                                  Hawaii
Innovative Gas Services, Incorporated             Kentucky
Innovatum, Inc.                                   Texas
International Line Builders, Inc.                 Delaware
JTL Group, Inc. - Montana                         Montana
JTL Group, Inc. - Wyoming                         Wyoming
KRC Aggregate, Inc.                               Delaware
KRC Holdings, Inc.                                Delaware
Kentucky Pipeline and Storage Company, Inc.       Delaware
Knife River Corporation                           Delaware
Knife River Dakota, Inc.                          Delaware
Knife River Hawaii, Inc.                          Delaware
Knife River Marine, Inc.                          Delaware
LTM, Incorporated                                 Oregon
Loy Clark Pipeline Co.                            Oregon
Loy Clark Pipeline of Washington, Inc.            Washington
Marcon Energy Corporation                         Kentucky
Medford Ready Mix, Inc.                           Delaware
Morse Bros., Inc.                                 Oregon
Newco, Inc.                                       Ohio
Polson Ready Mix Concrete, Inc.                   Montana
Pouk & Steinle, Inc.                              California
Prairielands Energy Marketing, Inc.               Delaware
Rogue Aggregates, Inc.                            Oregon
Southern Oregon Underground, Inc.                 Oregon
Utility Services, Inc.                            Delaware
WBI Canadian Pipeline, Ltd.                       Canada
WBI Energy Services, Inc.                         Delaware
WBI Holdings, Inc.                                Delaware
WBI Offshore Pipeline, Inc.                       Delaware
WBI Pipeline & Storage Group, Inc.                Delaware
WBI Production, Inc.                              Delaware
WBI Southern, Inc.                                Delaware
Wagner-Smith Company, The                         Ohio
Wagner-Smith Equipment Co.                        Delaware
Wagner-Smith Pumps & Systems, Inc.                Ohio
Williams Construction Company Inc.                Montana
Williston Basin Interstate Pipeline Company       Delaware

Bitter Creek Pipelines, LLC                       Colorado LLC
Central Oregon Redi-Mix, L.L.C.                   Oregon LLC
Consolidated Construction Center, LLC             Washington LLC
Gascoyne Materials Handling & Recycling, L.L.C.   North Dakota LLC
New Avoca Gas Storage, LLC                        Texas LLC
Redstone Gas Partners, LLC                        Colorado LLC
Sage Gas Alliance, LLC                            Colorado LLC
Wagon Box Partners, LLC                           Colorado LLC
Hawaiian Cement                                   Hawaii Partnership